As filed with the Securities and Exchange Commission on November 17, 1997
                                                               Registration No.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                             M & F WORLDWIDE CORP.
             (Exact name of registrant as specified in its charter)

               DELAWARE                             02-0423416
       (State of incorporation)        (I.R.S. employer identification no.)

                              35 EAST 62ND STREET
                            NEW YORK, NEW YORK 10021
              (Address of principal executive offices) (Zip code)

                     M & F WORLDWIDE 1997 STOCK OPTION PLAN
                            (Full title of the plan)

                          ----------------------------

                            BARRY F. SCHWARTZ, ESQ.
                             M & F WORLDWIDE CORP.
                              35 EAST 62ND STREET
                            NEW YORK, NEW YORK 10021
                                 (212) 572-8600
           (Name, address and telephone number, including area code,
                             of agent for service)

                          ----------------------------


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                               Proposed Maximum     Proposed Maximum        Amount of
    Title of Securities       Amount to be      Offering Price     Aggregate Offering      Registration
      to be Registered       Registered (1)    Per Share (2)(3)         Price(2)               Fee
---------------------------------------------------------------------------------------------------------
   Class A Common Stock,
 par value $0.01 per share      1,000,000           (1)(2)           $8,500,000(2)          $2,575.76
=========================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the M & F Worldwide Corp. 1997 Stock Option Plan.
(2) Calculated in accordance with Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). The registration fee is calculated upon the basis of (i) an exercise price of $7.625 with respect to 600,000 shares of Common Stock for which options have been granted and
     (ii) the average high and low sales prices on November 12, 1997 with respect to the 400,000 shares of Common Stock for which options have not been granted.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * The information called for in Part I of Form S-8 will be included in a prospectus to be distributed to participants in the 1997 Stock Option Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, M & F Worldwide Corp., a Delaware corporation (the "Company"), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

         (1) Annual Report on Form 10-K of the Registrant for the year ended December 31, 1996, as filed with the Commission on March 21, 1997.

         (2) Quarterly Reports on Form 10-Q of the Registrant for the quarters ended March 30, 1997, June 29, 1997 and September 28, 1997, as filed with the Commission on May 6, 1997, August 7, 1997 and November 6, 1997, respectively.

         (3) The description of the Common Stock referenced as Item 1 under the caption "Description of Registrant's Securities to be Registered" in the Registration Statement on Form 8-A of the Registrant, as filed with the Commission on May 19, 1995, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Class A Common Stock to be issued in connection with this Registration Statement will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

         The consolidated financial statements of M & F Worldwide Corp. included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), subject to the procedures and limitations therein, to indemnify any person against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested director, or otherwise. The Restated Certificate of Incorporation and By-laws of the Registrant provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware Corporation Law.

         The foregoing statements are subject to the detailed provisions of the Delaware Corporation Law, the Registrant's Restated Certificate of Incorporation and the Registrant's By-laws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.


         4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K dated April 30, 1996).

         4.2 By-laws of the Registrant as currently in effect (incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K for the year ended December 31, 1995).

         4.3 Form of Certificate for the Registrant's Common Stock (incorporated by reference to Exhibit 5 to Registrant's Registration Statement on Form 8-A filed on May 19, 1995).

         5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the Class A Common Stock being registered.

         23.1     Consent of  Ernst & Young LLP, independent auditors.

         23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in the opinion filed as Exhibit 5.1 hereto).

         24.1     Powers of Attorney.

         99.1 M & F Worldwide Corp. (f/k/a Power Control Technologies Inc.) 1997 Stock Option Plan for employees of the Registrant and employees of affiliated corporations (incorporated by reference to Annex A to the Registrant's definitive Proxy Statement dated April 8, 1997).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  1. (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of November 1997.

                                         M & F WORLDWIDE CORP.
                                         (Registrant)


                                         By: /s/ Theo W. Folz
                                            -----------------------------------
                                             Theo W. Folz
                                             President, Chief Executive Officer
                                             and Director

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                     TITLE                       DATE
          ---------                     -----                       ----

              *                  Chairman of the Board  of    November 17, 1997
------------------------------   Directors and Director
Ronald O. Perelman


              *                  President & Chief Executive  November 17, 1997
------------------------------   Officer and Director
Theo W. Folz


              *                  Executive Vice President     November 17, 1997
------------------------------   Finance & Administration
J. Eric Hanson                   and Director


              *                  Executive Vice President     November 17, 1997
------------------------------   and Chief Financial Officer
Irwin Engelman


              *                  Vice President and           November 17, 1997
------------------------------   Controller
Laurence Winoker


              *                  Director                     November 17, 1997
------------------------------
Jaymie A. Durnan


              *                  Director                     November 17, 1997
------------------------------
Howard Gittis


              *                  Director                     November 17, 1997
------------------------------
E. Gregory Hookstratten


              *                  Director                     November 17, 1997
------------------------------
Lance Liebman

              *                  Director                     November 17, 1997
------------------------------
Paul M. Meister


               *                 Director                     November 17, 1997
------------------------------
James G. Roche


                *                Director                     November 17, 1997
------------------------------
Bruce Slovin





*Joram C. Salig, by signing his name hereto, does hereby execute this Registration Statement on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to Powers of Attorney duly executed by such directors and officers as exhibits to the Registration Statement.


                                                 By: /s/ Joram C. Salig
                                                    --------------------------
                                                     Joram C. Salig
                                                     Attorney-in-fact

                                 EXHIBIT INDEX


Exhibit No.   Description of Exhibit                                   Page No.
-----------   ----------------------                                   --------

4.1 Amended and Restated Certificate of Incorporation of the Company. (Incorporated by reference to Exhibit
              3.1 to the Company's Form 8-K dated April 30, 1996.)

4.2           Amended and Restated By-Laws of the Company.
              (Incorporated by reference to Exhibit 3.2 to the Company's Form 10-K dated December 31, 1995.)

4.3 Form of Certificate for the Registrant's Common Stock (incorporated by reference to Exhibit 5 to Registrant's Registration Statement on Form 8-A filed on May 19, 1995).

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the Class A Common Stock being registered.

23.1          Consent of  Ernst & Young LLP, independent auditors.

23.2          Consent of Skadden, Arps, Slate, Meagher &
              Flom LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1          Powers of Attorney.

99.1 M & F Worldwide Corp. (f/k/a Power Control Technologies Inc.) 1997 Stock Option Plan for employees of the
              Registrant and employees of affiliated corporations
              (incorporated by reference to Annex A to the Registrant's definitive Proxy Statement dated
              April 8, 1997).